Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

D.M. Draime

Chairman

330/856-2443

STONERIDGE CEO TO RESIGN AT END OF YEAR

• Chairman D.M. Draime Will Become Interim CEO and President

• Company Promotes Gerald V. Pisani to Chief Operating Officer

WARREN, Ohio –December 1, 2003 – Stoneridge, Inc. (NYSE: SRI) today announced that president and chief executive officer Cloyd J. Abruzzo will resign from the Company, effective December 31, 2003, at which time he will also step down from the Company’s Board of Directors. In addition, Abruzzo has agreed to serve the Company as a consultant for a period of three years, beginning January 1, 2004.

D.M. Draime, Stoneridge’s chairman and founder, will assume responsibility as interim CEO and president on January 1, 2004, until a successor is appointed. The Company is launching a national search to identify candidates for the president and CEO position.

The Company also announced that Gerald V. Pisani, vice president of the Company and president of Stoneridge Engineered Products Group, has been named chief operating officer of Stoneridge, Inc., effective immediately.

“On behalf of the Board of Directors and the entire Company, I thank Cloyd for his 24 years of dedicated service,” Draime said. “We are gratified that he has agreed to stay with the Company through the end of the year and then to continue serving Stoneridge as a consultant.

“In addition, Jerry Pisani’s new role as chief operating officer will strengthen our senior team and operating focus going forward,” Draime said. “These steps will ensure continuity and a smooth transition to a new CEO. I and the rest of the Board look forward to identifying and working with a new CEO to take the Company to higher levels of performance and shareholder value,” he added.

“I am proud to have been a member of the team that built Stoneridge into the fine company it is today. The Company’s financial position is solid and we have created a strong foundation on which to continue growing,” Abruzzo said.

Abruzzo, 53, began his tenure with the Company as controller in 1980 and was appointed vice president and chief financial officer in 1984. He became a director in 1990, was named president and chief executive officer in 1993, and successfully guided Stoneridge through its initial public offering in 1997.

Pisani, 63, has served as vice president of the Company since 1989 and president of the Engineered Products Group since 1988. He was the president of Joseph Pollak Corporation from 1985 until it was acquired by the Company in 1988.

Draime, 70, founded the Company in 1965 and has served as chairman of the Board of Directors since that time. He served as president and CEO until Abruzzo’s appointment to those positions in 1993.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is a leading independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, medium- and heavy-duty truck, agricultural and off-road vehicle markets. Sales in 2002 were approximately $637 million. Additional information about Stoneridge can be found on the World Wide Web at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.

Factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer, a decline in automotive, medium- and heavy-duty truck or agricultural vehicle production, the failure to achieve successful integration of any acquired company or business, labor disputes involving the Company or its significant customers, risks associated with conducting business in foreign countries, or a decline in general economic conditions. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in Stoneridge’s periodic filings with the Securities and Exchange Commission.

# # #

2